                                                                  CONFORMED COPY

================================================================================


                     TRUST INDENTURE AND SECURITY AGREEMENT


                         Dated as of December 22, 1994


                                    between


                            MERIDIAN TRUST COMPANY,
                         not in its individual capacity
                    except as otherwise expressly provided,
                          but solely as Owner Trustee,

                                      and

                           WILMINGTON TRUST COMPANY,
                              as Indenture Trustee

                              57 Rebuilt Railcars
                                795 New Railcars


                       Conrail 1994-A Pass Through Trust

================================================================================


Filed with the Interstate Commerce Commission pursuant to 49 U.S.C. Section 11303 on December __, 1994 at _____ _.M. Recordation Number ______ and deposited in the Office of the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada on December __, 1994, at _____ _.M.

                               TABLE OF CONTENTS*

                                                                                                                             Page
                                                                   ARTICLE I

                                                                  DEFINITIONS

         Section 1.01.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   I-6

                                                                   ARTICLE II

                                                              THE EQUIPMENT NOTES

         Section 2.01.  Terms of Equipment Notes;  Execution and Delivery . . . . . . . . . . . . . . . . . . . . . . . . .   I-6
         Section 2.02.  Payment from Indenture Estate Only  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   I-7
         Section 2.03.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   I-7
         Section 2.04.  Application of Payments to Principal Amount and Interest  . . . . . . . . . . . . . . . . . . . . .   I-9
         Section 2.05.  Termination of Interest in Indenture Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   I-9
         Section 2.06.  Transfer of Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   I-9
         Section 2.07.  Mutilated, Destroyed, Lost or Stolen Equipment Notes  . . . . . . . . . . . . . . . . . . . . . . .  I-10
         Section 2.08.  Payment of Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-11
         Section 2.09.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-11
         Section 2.10.  Registrar and Paying Agent; Ownership of Equipment Notes. . . . . . . . . . . . . . . . . . . . . .  I-11

                                                                  ARTICLE III

                                                           RECEIPT, DISTRIBUTION AND
                                                  APPLICATION OF FUNDS IN THE INDENTURE ESTATE

         Section 3.01.  Application of Proceeds of Initial Issuance of Equipment Notes. . . . . . . . . . . . . . . . . . .  I-12
         Section 3.02.  Payment in Case of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-12
         Section 3.03.  Application of Rent When No Event of Acceleration Is
                          Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-12
         Section 3.04.  Payments During Continuance of Event of Acceleration. . . . . . . . . . . . . . . . . . . . . . . .  I-13
         Section 3.05.  Payments for Which Application Is Provided in Other
                          Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-14
         Section 3.06.  Payments for Which No Application Is Otherwise Provided . . . . . . . . . . . . . . . . . . . . . .  I-14
         Section 3.07.  Order of Application of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-14
         Section 3.08.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
         Section 3.09.  Excluded Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
         Section 3.10.  Statements to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15



- ----------------------------------

* This Table of Contents is not part of the Indenture and is for convenience of reference only.

                               TABLE OF CONTENTS

                                                                                                                           Page
                                                                   ARTICLE IV

                                                         REDEMPTION OF EQUIPMENT NOTES

         Section 4.01.  No Redemption Prior to Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
         Section 4.02.  Redemption of Equipment Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
         Section 4.03.  Notice of Redemption to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-17
         Section 4.04.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-18
         Section 4.05.  Certificates Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-18
         Section 4.06.  Certificates to Be Redeemed Ratably, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-18

                                                                   ARTICLE V

                                                       REMEDIES OF THE INDENTURE TRUSTEE
                                                         UPON AN EVENT OF ACCELERATION

         Section 5.01.  Events of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-19
         Section 5.02.  Acceleration; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-21
         Section 5.03.  Other Remedies Available to Indenture Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . .  I-22
         Section 5.04.  Right to Cure; Option to Purchase; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-25
         Section 5.05.  Rights of Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-27
         Section 5.06.  Waiver of Existing Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-27
         Section 5.07.  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-28
         Section 5.08.  Waiver of Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-28
         Section 5.09.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-28
         Section 5.10.  Limitation on Suits by Holders of Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . .  I-29
         Section 5.11.  Rights of Holders of Equipment Notes to Receive Payment . . . . . . . . . . . . . . . . . . . . . .  I-30
         Section 5.12.  Indenture Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-30
         Section 5.13.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-30

                                                                   ARTICLE VI

                                                        DUTIES OF THE INDENTURE TRUSTEE

         Section 6.01.  Action upon Event of Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-30
         Section 6.02.  Action upon Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-31
         Section 6.03.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-32
         Section 6.04.  No Duties Except as Specified in Indenture or Instructions  . . . . . . . . . . . . . . . . . . . .  I-32
         Section 6.05.  No Action Except Under Lease, Indenture or Instructions . . . . . . . . . . . . . . . . . . . . . .  I-33
         Section 6.06.  Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33


                               TABLE OF CONTENTS

                                                                                                                            Page

         Section 6.07.  Lessee's Right of Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-33

                                                                  ARTICLE VII

                                                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

         Section 7.01.  Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-34
         Section 7.02.  Absence of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-34
         Section 7.03.  No Representations or Warranties as to the Equipment or
                          Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-34
         Section 7.04.  No Segregation of Moneys; No Interest; Investments  . . . . . . . . . . . . . . . . . . . . . . . .  I-35
         Section 7.05.  Reliance; Agents; Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-36
         Section 7.06.  Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-36
         Section 7.07.  No Compensation from Holders or Indenture Estate  . . . . . . . . . . . . . . . . . . . . . . . . .  I-37
         Section 7.08.  Certain Limitations on Owner Trustee's and Indenture Trustee's
                          Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-37

                                                                  ARTICLE VIII

                                                               SUCCESSOR TRUSTEES

         Section 8.01.  Notice of Successor Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-37
         Section 8.02.  Resignation of Indenture Trustee; Appointment of Successor  . . . . . . . . . . . . . . . . . . . .  I-37

                                                                    ARTICLE

                                                           SUPPLEMENTS AND AMENDMENTS
                                                     TO THIS INDENTURE AND OTHER DOCUMENTS

         Section 9.01.  Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-39
         Section 9.02.  Indenture Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-40
         Section 9.03.  Request of Substance, Not Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-40
         Section 9.04.  Documents Mailed to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-41
         Section 9.05.  Amendments, Waivers, Etc. of Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-41

                                                                   ARTICLE X

                                              ASSUMPTION OF OBLIGATIONS OF OWNER TRUSTEE BY LESSEE

         Section 10.01.  Assumption of Obligations of Owner Trustee by Lessee . . . . . . . . . . . . . . . . . . . . . . .  I-43


                               TABLE OF CONTENTS

                                                                                                                            Page

                                                                   ARTICLE XI

                                             SATISFACTION AND DISCHARGE; TERMINATION OF OBLIGATIONS

         Section 11.01.  Satisfaction and Discharge of Indenture; Termination of
                           Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-45
         Section 11.02.  Survival of Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-46
         Section 11.03.  Monies to Be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-46
         Section 11.04.  Monies to be Returned to Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-46

                                                                  ARTICLE XII

                                                                 MISCELLANEOUS

         Section 12.01.  No Legal Title to Indenture Estate in Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .  I-46
         Section 12.02.  Sale of Equipment by Indenture Trustee is Binding  . . . . . . . . . . . . . . . . . . . . . . . .  I-46
         Section 12.03.  Discontinuance of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-47
         Section 12.04.  Indenture and Equipment Notes for Benefit of Owner Trustee,
                            Indenture Trustee, Owner Participant and Holders Only . . . . . . . . . . . . . . . . . . . . .  I-47
         Section 12.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-47
         Section 12.06.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-48
         Section 12.07.  Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-49
         Section 12.08.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-49
         Section 12.09.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-49
         Section 12.10.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-49
         Section 12.11.  Normal Commercial Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-49


EXHIBIT A                 FORM OF EQUIPMENT NOTE
EXHIBIT B                 FORM OF TRUST INDENTURE SUPPLEMENT
APPENDIX A                DEFINITIONS


                     TRUST INDENTURE AND SECURITY AGREEMENT



                 This TRUST INDENTURE AND SECURITY AGREEMENT, dated as of December 22, 1994 (this "Indenture"), between MERIDIAN TRUST COMPANY, a Pennsylvania trust company, not in its individual capacity, except as otherwise expressly set forth in Section 7.03, but solely as trustee under the Trust Agreement referred to below and any successor appointed in accordance with the terms hereof and of the Trust Agreement (herein in such trustee capacity called the "Owner Trustee"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Indenture Trustee hereunder and any successor appointed in accordance with the terms hereof (herein called the "Indenture Trustee").

                              W I T N E S S E T H:

                 WHEREAS, the Owner Participant (such term and all other capitalized terms used herein being defined as hereinafter provided; all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, except that the "obligor" within the meaning of the Trust Indenture Act shall be Lessee for all purposes of this Indenture) and the Owner Trustee, in its individual capacity, have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee establishes a certain trust for the use and benefit of the Owner Participant, subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the Holders and (ii) the Owner Trustee is authorized and directed to execute and deliver this Indenture;

                 WHEREAS, the Owner Trustee and the Indenture Trustee desire by this Indenture, among other things, (i) to provide for the issuance by the Owner Trustee of the Equipment Notes and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of, and the grant of a security interest in, certain of the Owner Trustee's right, title and interest in and to the Items of Equipment and the Operative Agreements and certain payments and other amounts received hereunder or thereunder, in accordance with the terms hereof, in trust, as security for, among other things, the Owner Trustee's obligations for the equal and ratable benefit of the Holders; and

                 WHEREAS, all things necessary to make this Indenture the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

                                GRANTING CLAUSE

                 NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and interest and Premium, if any, on and all other amounts payable from time to time with respect to the Equipment Notes from time to time outstanding hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions herein and in the Equipment Notes all for the benefit of the Indenture Trustee and the Holders, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the Holders, the Owner Trustee does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Indenture Trustee and the Holders, from time to time, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights, interests and privileges insofar as it does not constitute Excluded Payments (which collectively, including all property hereafter specifically subjected to the lien of this Indenture by any instrument supplemental hereto, but excluding Excluded Payments, being herein called the "Indenture Estate"), to wit:

                 (1)      each Item of Equipment;

                 (2) all right, title and interest of the Owner Trustee, as lessor, in, to and under the Lease, including without limitation, all amounts of Rent, Stipulated Loss Value and Termination Value payable thereunder, insurance proceeds and requisition or other payments of any kind for or with respect to each Item of Equipment;

                 (3) all right, title and interest of the Owner Trustee in and to the Railcar Purchase Agreement and the Company's Title Documents;

                 (4) all right, title and interest of the Owner Trustee in and to the tolls, rents, issues, profits, products, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture, and all the estate, right, title and interest of every nature whatsoever of the Owner Trustee in and to the same and every part thereof;

                 (5) all right, title and interest of the Owner Trustee in and to the Deposited Cash and all investment income thereon; and

                 (6) all right, title and interest of the Owner Trustee in and to all proceeds of the foregoing.

                 Concurrently with the delivery hereof, the Owner Trustee is delivering to the Indenture Trustee executed counterparts of the Trust Agreement and the original executed counterpart of the Lease and the Lease Supplement.

                 Notwithstanding the foregoing provisions:

                 (a) there shall be excluded from the security interest granted by this Indenture all Excluded Payments;

                 (b) (i) whether or not an Event of Default or Event of Acceleration shall have occurred and be continuing, the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee, (A) to Excluded Payments, to declare an Event of Default resulting from nonpayment of Excluded Payments and to commence an action at law to obtain such Excluded Payments, (B) to adjust Basic Rent, Stipulated Loss Values, EBO Value and Termination Values and the other amounts, all as provided in
         Section 3(e) of the Lease, and (C) to exercise the right to designate successor Owner Trustees pursuant to Section 21 of the Lease;

                 (ii) whether or not an Event of Default or Event of Acceleration shall have occurred and be continuing, the Owner Trustee and the Indenture Trustee shall each retain the right to receive from the Company all certificates, reports, filings, opinions and other notices, copies of all documents and all information which the Company is permitted or required to give or furnish to "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to the Participation Agreement, to give any notice of default under Section 14 or 15 of the Lease, to retain the right to cause the Company to take any action and execute and deliver such documents and assurances as "Lessor" may from time to time reasonably request pursuant to Section 16 of the Lease and to inspect any Item of Equipment to the extent provided in Section 12 of the Lease;

                 (iii) so long as no Event of Acceleration shall have occurred and be continuing (but subject to the provisions of Section 9.05(b)(1)), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to exercise all other rights of "Lessor" under the Lease (other than the right to receive any funds to be delivered to "Lessor" under the Lease, including, without limitation, under Section 3, 9, 10 or 11 of the Lease (except funds which constitute or are delivered with respect to Excluded Payments)) and under the Railcar Purchase Agreement;

                 (iv) whether or not an Event of Default or Event of Acceleration shall have occurred and be continuing, the Owner Trustee shall at all times have the right, together with the Indenture Trustee, (A) to retain all rights together with the Indenture Trustee (waiver, consent or approval of both being required except in the case of Section 24 of the Lease referred to below), including the giving of any waiver, consent or approval, that Section 24 of the Lease confer upon the Owner Trustee or the Owner Participant, as the case may be, and (B) to provide such insurance as the Company shall have failed to maintain; and

                 (v) so long as no Event of Acceleration shall have occurred and be continuing, the Owner Trustee shall have the right, to the exclusion of the Indenture Trustee, to approve as satisfactory any accountants, engineers or counsel to render services for or to issue opinions to the Owner Trustee pursuant to the Operative Documents and to execute rights under the Independent Appraisal procedure;

                 (c) the leasehold interest granted to Lessee under the Lease shall not be subject to the security interest granted by this Indenture, and nothing in this Indenture shall affect the rights of Lessee under the Lease so long as no Lease Event of Default has occurred and is continuing; and

                 (d) as between the Owner Trustee and the Indenture Trustee, nothing contained in this Granting Clause shall prevent the Owner Trustee, as the "Lessor" under the Lease, from seeking specific performance of the covenants of Lessee under the Lease relating to the protection, insurance, maintenance, possession and use of the Items of Equipment and from maintaining separate insurance with respect to the Items of Equipment to the extent permitted by Section 11 of the Lease.

                 TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Indenture Trustee and the Holders from time to time, without any priority of any one Equipment Note over any other Equipment Note, and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.

                 It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Operative Agreements to which it is a party to perform all of the obligations, if any, assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any of the Operative Agreements to which the Owner Trustee is a party by reason of or arising out of this assignment, nor shall the Indenture Trustee (unless the Indenture Trustee shall have become the "Lessor" under the Lease) or the Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any of the Operative Agreements to which the Owner Trustee is a party or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee (other than Excluded Payments), under or arising out of the Lease (subject to the provisions of
Section 9.05(b)(1)) to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable. The Owner Trustee has directed Lessee to make all payments of Rent (other than Excluded Payments) payable to the Owner Trustee by Lessee and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to the Indenture Trustee at such address as the Indenture Trustee shall specify, for application as provided in this Indenture. The Owner Trustee agrees that, promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Indenture and any Excluded Payments.

                 The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem to be necessary in obtaining the full benefits of this assignment and of the rights and powers herein granted.

                 The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not (other than in respect of Excluded Payments), except as provided in or permitted by this Indenture, accept any payment from Lessee, enter into an agreement amending or supplementing any of the Operative Agreements (other than the Tax Indemnity Agreement), execute any waiver or modification of, or consent under the terms of any of the Operative Agreements, settle or compromise any claim (other than claims in respect of Excluded Payments) against Lessee arising under any of the Operative Agreements, submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder or enter into any business or activity other than the business of owning and leasing the Items of Equipment.

                 IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Certain Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A hereto for all purposes of this Indenture. All references to articles, sections, clauses, schedules, exhibits and appendices in this Indenture are to articles, sections, clauses, schedules, exhibits and appendices in and to this Indenture unless otherwise indicated. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted principles as in effect on the date hereof.


                                   ARTICLE II

                              THE EQUIPMENT NOTES

                 Section 2.01. Terms of Equipment Notes; Execution and Delivery. (a) There shall be issued and delivered on the Funding Date to the Pass Through Trustee an Equipment Note in the aggregate principal amount of $29,738,000, maturing July 2, 2014, and bearing interest at the rate of 8.45%, which shall evidence the loan made by the Pass Through Trustee in connection with the purchase of the Items of Equipment by the Owner Trustee from the Company, each such Equipment Note to be substantially in the form set forth in Exhibit A, with deletions and insertions as appropriate, duly authenticated by the Indenture Trustee and dated the Funding Date.

                 The principal amount of and interest on each Equipment Note issued pursuant to the provisions of this Indenture shall be payable as set forth in the form thereof contained in Exhibit A. Interest accrued on the Equipment Notes shall be computed on the basis of a 360-day year of twelve 30-day months on the principal amount thereof remaining unpaid from time to time from and including the date thereof to but excluding the date of payment. The Owner Trustee shall furnish to the Indenture Trustee a copy of each Equipment Note issued pursuant to the provisions of this Indenture.

                 Each Equipment Note Outstanding hereunder shall be identical in respect of the dates on which semiannual payments shall be due. The aggregate principal amount of the Equipment Notes which may be outstanding at any one time shall be limited to $29,738,000.

                 (b) Equipment Notes shall be executed on behalf of the Owner Trustee by the manual or facsimile signature of its President, a senior vice president, a vice president, an assistant vice president, its treasurer, its secretary, an assistant secretary or an assistant treasurer.

                 (c) If any officer of the Owner Trustee executing the Equipment Notes no longer holds that office at the time an Equipment Note is executed on behalf of the Owner Trustee, the Equipment Note shall be valid nevertheless.

                 (d) At any time and from time to time after the execution of the Equipment Notes, the Owner Trustee may deliver such Equipment Notes to the Indenture Trustee for authentication and, subject to the provisions of clause (e) below, the Indenture Trustee shall authenticate such Equipment Notes by manual signature upon receipt by it of written orders of the Owner Trustee. Equipment Notes shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

                 (e) No Equipment Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Owner Trustee as provided in clause (b) above and authenticated by or on behalf of the Indenture Trustee as provided in clause (d) above. Such signatures shall be conclusive evidence that such Equipment Note has been duly executed under this Indenture.

                 (f) The Owner Trustee shall issue and execute, and the Indenture Trustee shall authenticate and deliver, the Equipment Notes for original issuance upon payment to the Indenture Trustee of an amount equal to the aggregate original principal amount of the Equipment Notes to be issued at such time. Each Equipment Note shall be dated the date of its issuance.

                 Section 2.02. Payment from Indenture Estate Only. All payments to be made under the Equipment Notes and this Indenture shall be made only from the income and the proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have received sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III. Each holder of an Equipment Note, by its acceptance of such Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such holder as herein provided and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the holder of any Equipment Note for any amount payable under such Equipment Note or the Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

                 Section 2.03. Method of Payment. (a) The principal of and Premium, if any, and interest on each Equipment Note will be payable in U.S. dollars in immediately available funds at the principal corporate trust administration office of the Indenture Trustee or as otherwise directed in the manner provided herein. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any Holder by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such Holder or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such Holder with a bank in the United States the amount to be distributed to such Holder or (ii) by mailing a check denominated in U.S. dollars to such Holder at such address as such Holder shall have specified in such notice, in any case without any presentment or surrender of any Equipment Note, except that the Holder shall surrender such Equipment Note to the Indenture Trustee upon payment in full of the principal amount of and interest on such Equipment Note and such other sums payable to such Holder hereunder or under the Equipment Note.

                 (b) Whenever the date scheduled for any payment to be made hereunder (including, without limitation, any payment made under Section 5.04) or under any Equipment Note shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                 (c) Any interest payable on any Equipment Note that is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Record Date by virtue of his having been the Holder thereof on such date; and such Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Indenture Trustee may elect to make payment of any Defaulted Interest to the Holders as determined at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Equipment Note and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, prior to the date of the proposed payment, to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as this clause provides and shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Owner Trustee and the Registrar (with a copy to the Company) of such special record date and shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed, as aforesaid, such Defaulted Interest shall be paid to the Holders on such special record date and shall no longer be payable pursuant to the following clause (2).

                 (2) In the event that the Indenture Trustee shall not have elected to make payment of Defaulted Interest pursuant to the foregoing clause (1), the Indenture Trustee may make, or cause to be made, payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Equipment Notes may be listed, and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practicable by the Indenture Trustee.

                 Section 2.04. Application of Payments to Principal Amount and Interest. In the case of each Equipment Note, each payment of principal thereof and Premium, if any, and interest thereon shall be applied,

                 (A) first, to the payment of accrued but unpaid interest on such Equipment Note then due thereunder,

                 (B) second, to the payment of the unpaid principal amount of such Equipment Note then due thereunder, and

                 (C)      third, to the payment of any Premium then due thereon.

                 Section 2.05. Termination of Interest in Indenture Estate. A Holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and interest on all Equipment Notes held by such Holder and all other sums payable to such Holder hereunder and under such Equipment Notes and under the other Operative Agreements shall have been paid in full.

                 Section 2.06. Transfer of Equipment Notes. The Indenture Trustee shall maintain at its corporate trust administration office in Wilmington, Delaware, or in the city in which the corporate trust office of a successor Indenture Trustee is located, a register for the purpose of registering transfers and exchanges of Equipment Notes. A Holder intending to transfer such Equipment Note to a new payee, or to exchange any Equipment Note or Equipment Notes held by it for an Equipment Note or Equipment Notes of a different denomination or denominations, may surrender such Equipment Note or Equipment Notes to the Indenture Trustee at such principal corporate trust administration office of the Indenture Trustee, together with a written request from such Holder for the issuance of a new Equipment Note or Equipment Notes, specifying the denomination or denominations (each of which shall be not less than $1,000,000 or such smaller denomination as may be necessary due to the original issuance of Equipment Notes of the applicable maturity in an aggregate principal amount not evenly divisible by $1,000,000) of the same, and, in the case of a surrender for registration of transfer, the name and address of the transferee or transferees.

Promptly upon receipt of such documents, the Owner Trustee will issue, and the Indenture Trustee will authenticate, a new Equipment Note or Equipment Notes in the same aggregate principal amount and dated the same date or dates and of the same Series as, with the same payment schedule, in the form set forth in Exhibit A, in the same maturity and bearing the same interest rate as the Equipment Note or Equipment Notes surrendered, in such denomination or denominations and payable to such payee or payees as shall be specified in the written request from such Holder. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange.
The Indenture Trustee shall make a notation on each new Equipment Note or Equipment Notes of the amount of all payments or prepayments of principal and interest previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note or Equipment Notes is or are issued. From time to time, the Indenture Trustee will provide the Owner Trustee and Lessee with such information as it may request as to the registered Holders of Equipment Notes. The Owner Trustee shall not be required to exchange any surrendered Equipment Notes as above provided during the ten-day period preceding the due date of any payment on such Equipment Notes.

                 Prior to the due presentment for registration of transfer of an Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered holder of such Equipment Note as the absolute owner and Holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes and shall not be affected by any notice to the contrary.

                 The Indenture Trustee will promptly notify the Owner Trustee and Lessee of each request for a registration of transfer of an Equipment Note. The Indenture Trustee will promptly cancel and destroy all Equipment Notes surrendered for transfer pursuant to this Section 2.06.

                 Section 2.07. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the Holder of such Equipment Note, issue, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Equipment Note in the form set forth in Exhibit A, payable to the same Holder in the same principal amount, of the same Series, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the same date as the Equipment Note so mutilated, destroyed, lost or stolen. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and forwarded to the Owner Trustee by the Indenture Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the Holder of such Equipment Note shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by them to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee and the

Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

                 Section 2.08. Payment of Transfer Taxes. Upon the transfer of any Equipment Note or Equipment Notes pursuant to Section 2.06, the Owner Trustee or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Owner Trustee or the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection therewith.

                 Section 2.09. Cancellation. The Registrar and any Paying Agent shall forward to the Indenture Trustee for cancellation all Equipment Notes surrendered to them for replacement, registration of transfer, exchange or payment (including through redemption). The Indenture Trustee shall cancel all Equipment Notes surrendered for replacement, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Equipment Notes.

                 Section 2.10. Registrar and Paying Agent; Ownership of Equipment Notes. (a) The Indenture Trustee shall maintain, or cause to be maintained, an office or agency where the Equipment Notes may be presented for registration of transfer or for exchange (in such capacity, the "Registrar") and an office or agency where (subject to Sections 2.03 and 2.06) the Equipment Notes may be presented for payment (in such capacity, the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Equipment Notes and to their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars ("Co-Registrars") and one or more additional Paying Agents for the Equipment Notes, and the Indenture Trustee may terminate the appointment of any Co-Registrar or additional Paying Agent at any time upon written notice to such Co-Registrar or Paying Agent. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

                 The Indenture Trustee shall initially act as Registrar and Paying Agent for the Equipment Notes.

                 (b) Ownership of the Equipment Notes shall be proved solely by the Register. Prior to due presentment for registration of transfer of any Equipment Note, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the Person in whose name any Equipment Note is registered as the absolute owner of such Equipment Note for the purpose of receiving paying of principal of and Premium, if any, and (subject to Section 2.03(c)) interest on such Equipment Note and for all other purposes whatsoever, whether or not such Equipment Note shall be overdue, and none of the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Company nor the Owner Participant shall be affected by notice to the contrary.

                                  ARTICLE III

                           RECEIPT, DISTRIBUTION AND
                  APPLICATION OF FUNDS IN THE INDENTURE ESTATE

                 Section 3.01. Application of Proceeds of Initial Issuance of Equipment Notes. Promptly upon receipt of the proceeds from the sale of the Equipment Notes, the Indenture Trustee shall deposit such proceeds ("Deposited Cash") in an account to be held as part of the Indenture Estate, and to be invested as provided in Section 7.04 and applied and distributed as provided in this Article III. On the Funding Date, subject to fulfillment to the satisfaction of or waiver by the Indenture Trustee of all conditions specified for the Funding Date in the Participation Agreement, the Indenture Trustee, on behalf of the Owner Trustee, shall apply an amount equal to the Commitment of the Indenture Trustee for such Item of Equipment, together with the Commitment received from the Owner Participant pursuant to the Participation Agreement, to the acquisition of title to such Item of Equipment in accordance with the Participation Agreement.

                 Section 3.02. Payment in Case of Redemption. In the event all or any part of the Equipment Notes are to be redeemed in accordance with the provisions of Article IV, the Indenture Trustee will hold any amount received by it in anticipation of such redemption in accordance with Section
7.04 and apply such amount, together with the Investment Proceeds, if any, on the Redemption Date in the following order of priority:

                 first, so much of such aggregate amount as shall be required to pay the Indenture Trustee all amounts then due it pursuant to the Participation Agreement shall be applied to pay the Indenture Trustee such amounts;

                 second, subject to Section 3.07, so much of such aggregate amount remaining as shall be required to pay the principal of and interest and Premium, if any, on the Outstanding Equipment Notes pursuant to this Indenture on the Redemption Date shall be applied to the redemption of the Equipment Notes on the Redemption Date; and

                 third, the balance, if any, of such aggregate amount remaining shall be distributed to the Owner Trustee.

                 Section 3.03. Application of Rent When No Event of Acceleration Is Continuing. Except as otherwise provided in Section 3.02 or 3.04, with respect to the Equipment Notes, each amount of Rent received by the Indenture Trustee with respect to the Equipment Notes, together with any amount received by the Indenture Trustee pursuant to Section 5.04 and the Investment Proceeds, if any, with respect to the Equipment Notes shall be distributed by the Indenture Trustee in the following order of priority:

                 first, subject to Section 3.07, so much of such aggregate amount as shall be required to pay in full the principal of and interest then due on all Outstanding Equipment Notes shall be applied to pay such principal and interest; and

                 second, the balance, if any, of such aggregate amount remaining thereafter shall be distributed to the Owner Trustee.

                 Section 3.04. Payments During Continuance of Event of Acceleration. All payments received and amounts held or realized by the Indenture Trustee with respect to Equipment Notes after an Event of Acceleration shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to
Article V), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Event of Acceleration shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such payments or amounts as shall be required to pay the Indenture Trustee all amounts then due it pursuant to the Participation Agreement shall be applied to pay the Indenture Trustee such amounts;

                 second, so much of such payments or amounts remaining as shall be required to pay the expenses incurred, or in the reasonable judgment of the Indenture Trustee expected to be incurred, in using, operating, storing, leasing, controlling or managing the Indenture Estate, and in making all maintenance, insurance, repairs, replacements, alterations, additions and improvements thereto and in making all payments that the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Company and the Owner Trustee), all in accordance with Section 5.03(c);

                 third, subject to Section 3.07, so much of such payments or amounts remaining as shall be required to pay the principal of and accrued interest and Premium, if any, on all Outstanding Equipment Notes then due and payable, whether by redemption pursuant to Article IV, by declaration of acceleration pursuant to Section 5.02 or otherwise, shall be applied ratably to the payment of such principal, interest and Premium; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, interest and Premium, without any preference or priority of one Equipment Note over another, ratably according to the aggregate amount so due for principal, interest and Premium, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and
                 fourth, the balance, if any, of such payments or amounts remaining thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Event of Acceleration with respect to the Equipment Notes shall be continuing hereunder or the Equipment Notes have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Owner Trustee; provided, that at such time as one or more Events of Default under the Lease shall have occurred and any such Event of Default shall have continued for a period of 180 days during which time the Equipment Notes shall not have been accelerated pursuant to Section 5.02, such amounts shall be distributed to the Owner Trustee for distribution in accordance with the provisions of the Lease, Participation Agreement and Trust Agreement so long as no Event of Acceleration exists other than by virtue of such Event of Default.

                 Section 3.05. Payments for Which Application Is Provided in Other Documents. Except as otherwise provided in this Indenture, any payments received by the Indenture Trustee for which provision as to the application thereof is made in the Lease or Participation Agreement shall be applied by the Indenture Trustee in accordance with the provisions of such Lease or Participation Agreement, as applicable.

                 Section 3.06. Payments for Which No Application Is Otherwise Provided. Except as provided in Section 3.04:

                 (a) any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture, and

                 (b) any payments received and amounts realized by the Indenture Trustee with respect to an Item of Equipment to the extent received or realized at any time after the satisfaction of conditions set forth in Section 11.01, as well as any other amounts remaining as part of the Indenture Estate after such satisfaction, shall be distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such aggregate amount as shall be required to pay the Indenture Trustee all amounts then due it pursuant to the Participation Agreement shall be applied to pay the Indenture Trustee such amounts; and

                 second, the balance, if any, of such aggregate amount remaining thereafter shall be distributed to the Owner Trustee.

                 Section 3.07. Order of Application of Payments. Each payment on any Equipment Note shall be applied, first, to the payment of accrued interest (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) on such Equipment Note to the date of such payment and, second, to the payment of the principal of, and the Premium, if any, on, such Equipment Note then due (including any overdue installments of principal) thereunder.

                 Section 3.08. Subrogation. To the extent that any payments received or amounts realized are applied under this Article III to pay the Indenture Trustee any amounts then due it pursuant to the Participation Agreement, the Owner Trustee shall be subrogated to the extent of such payment to the rights and remedies of the Indenture Trustee in respect thereof.

                 Section 3.09. Excluded Payments. The Indenture Trustee shall deliver any Excluded Payments received by it to whosoever is lawfully entitled to the same.

                 Section 3.10. Statements to Holders. (a) With respect to the Equipment Notes, on each Interest Payment Date and on the Special Distribution Date, the Indenture Trustee will include with each distribution to Holders of Equipment Notes a statement, giving effect to such distribution to be made on such date, setting forth the following information (per a $1,000 face amount Equipment Note as to (i) and (ii) below):

              (i) the amount of such distribution allocable to principal, if any, and the amount allocable to Premium, if any; and

             (ii)  the amount of such distribution allocable to interest.

                   (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Indenture Trustee shall furnish to each Person who at any time during such calendar year was a Holder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the Indenture Estate for such calendar year or, in the event such Person was a Holder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Indenture Trustee and which a Holder shall reasonably request as necessary for the purpose of such Holder's preparation of its Federal income tax returns.


                                   ARTICLE IV

                         REDEMPTION OF EQUIPMENT NOTES

                 Section 4.01. No Redemption Prior to Maturity. Except as provided in this Indenture, no Equipment Notes may be redeemed prior to their stated maturity.

                 Section 4.02. Redemption of Equipment Notes. The Equipment Notes shall be redeemed, in whole or in part and subject to Section 4.06, as follows:

                 (A) In the event that an Event of Loss occurs to an Item of Equipment, Outstanding Equipment Notes related to such Item of Equipment shall be redeemed in whole or in part for an aggregate redemption price equal to (1) an amount equal to the product obtained by multiplying (x) the aggregate unpaid principal amount of such Equipment Notes as at such Redemption Date (after deducting therefrom the principal installment, if any, due on the Redemption Date) by (y) a fraction, the numerator of which shall be one and the denominator of which shall be the number of Items of Equipment related to such Equipment Notes included in the Indenture Estate immediately prior the date of such redemption and (2) the aggregate amount of interest accrued and unpaid to such Redemption Date on the principal amounts to be redeemed of the Outstanding Equipment Notes to be redeemed wholly or partially on such Redemption Date, but without payment of any Premium.

                 (B) In the event that the Lease with respect to any Item of Equipment is terminated pursuant to Section 9(a) thereof, Outstanding Equipment Notes related to such Item of Equipment shall be redeemed in whole or in part for an aggregate redemption price equal to (1) an amount equal to the product obtained by multiplying (x) the aggregate unpaid principal amount of such Equipment Notes as at such Redemption Date (after deducting therefrom the principal installment, if any, due on the Redemption Date) by (y) a fraction, the numerator of which shall be one and the denominator of which shall be the number of Items of Equipment related to such Equipment Notes included in the Indenture Estate immediately prior the date of such redemption, (2) the aggregate amount of interest accrued and unpaid to such Redemption Date on the principal amounts to be redeemed of the Outstanding Equipment Notes to be redeemed wholly or partially on such Redemption Date and (3) if such Redemption Date occurs prior to the Premium Termination Date, the Premium, if any, applicable thereto.

                 (C) In the event of a refinancing as contemplated by Section 19 of the Participation Agreement, the Outstanding Equipment Notes shall be redeemed in whole for an aggregate redemption price equal to the sum of (1) 100% of the aggregate unpaid principal amount of such Equipment Notes, (2) the aggregate accrued and unpaid interest thereon to the Redemption Date, and (3) if such Redemption Date occurs prior to the Premium Termination Date, the Premium, if any, applicable thereto.

                 (D) In the event that the Owner Trustee gives notice of redemption to the Indenture Trustee pursuant to Section 5.04(b), the Outstanding Equipment Notes shall be redeemed in whole for an aggregate redemption price equal to the sum of (1) 100% of the aggregate unpaid principal amount of such Equipment Notes, (2) the aggregate accrued and unpaid interest thereon to the Redemption Date and (3) (x) if the notice of redemption is given pursuant to clause
         (i) of Section 5.04(b), the

         Premium, if any, applicable thereto or (y) if the notice of redemption is given pursuant to clause (ii) of Section 5.04(b), without payment of any Premium.

                 (E) In the event that Lessee exercises its option to purchase any Item of Equipment prior to the Basic Lease Termination Date pursuant to the first sentence of Section 20 of the Lease (unless Lessee shall have elected to assume the obligations of the Owner Trustee hereunder and under the Equipment Notes pursuant to Section 20 of the Participation Agreement), Outstanding Equipment Notes related to such Item of Equipment shall be redeemed in whole or in part for an aggregate redemption price equal to (1) an amount equal to the product obtained by multiplying (x) the aggregate unpaid principal amount of such Equipment Notes as at such Redemption Date (after deducting therefrom the principal installment, if any, due on the Redemption
         Date) by (y) a fraction, the numerator of which shall be one and the denominator of which shall be the number of Items of Equipment related to such Equipment Notes included in the Indenture Estate immediately prior the date of such redemption and (2) the aggregate amount of interest accrued and unpaid to such Redemption Date on the principal amounts to be redeemed of the Outstanding Equipment Notes to be redeemed wholly or partially on such Redemption Date, but without payment of any Premium.

                 (F) In the event that the Lease with respect to any Item of Equipment is terminated pursuant to Section 8(a) thereof (unless Lessee shall have elected to assume the obligations of the Owner Trustee hereunder and under the Equipment Notes pursuant to Section 20 of the Participation Agreement), Outstanding Equipment Notes related to such Item of Equipment shall be redeemed in whole or in part for an aggregate redemption price equal to (1) an amount equal to the product obtained by multiplying (x) the aggregate unpaid principal amount of such Equipment Notes as at such Redemption Date (after deducting therefrom the principal installment, if any, due on the Redemption
         Date) by (y) a fraction, the numerator of which shall be one and the denominator of which shall be the number of Items of Equipment related to such Equipment Notes included in the Indenture Estate immediately prior the date of such redemption and (2) the aggregate amount of interest accrued and unpaid to such Redemption Date on the principal amounts to be redeemed of the Outstanding Equipment Notes to be redeemed wholly or partially on such Redemption Date, but without payment of any Premium.

                 Section 4.03. Notice of Redemption to Holders. Notice of redemption shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder affected by such redemption, at such Holder's address appearing in the Register.

                 All notices of redemption shall state:

                 (1)  the Redemption Date,

                 (2) the redemption price (other than the amount of Premium, if any),

                 (3) whether the Holder is entitled to a Premium and the manner in which such Premium is calculated,

                 (4) that on the Redemption Date, such redemption price will become due and payable upon each such Equipment Note, and that interest thereon shall cease to accrue on and after such Redemption Date, and

                 (5) the place or places where such Equipment Notes are to be surrendered for payment.

                 Section 4.04. Deposit of Redemption Price. On or before the Redemption Date, the Owner Trustee shall, to the extent an amount equal to the applicable redemption price shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent in immediately available funds an amount equal to such redemption price.

                 Section 4.05.  Certificates Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the principal amount to be redeemed on a Redemption Date of each Equipment Note to be redeemed in whole or in part on such Redemption Date shall become due and payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.06, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable redemption price) such principal amount shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in whole or in part in accordance with said notice, the unpaid principal amount of such Equipment Note, together with interest accrued thereon and Premium, if any, shall be paid as provided for in this Article IV.

                 If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, continue to bear interest from the Redemption Date at the interest rate applicable to such Equipment Note.

                 Section 4.06. Certificates to Be Redeemed Ratably, Etc. In the case of any redemption of less than all of the Outstanding Equipment Notes, such redemption shall be made ratably, based on the respective unpaid principal amounts thereof, among all Outstanding Equipment Notes. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Equipment Notes shall relate, in the case of any Equipment Note redeemed or to be redeemed only in part, to the portion of the principal of such Equipment Note which has been or is to be redeemed.

                                   ARTICLE V

                       REMEDIES OF THE INDENTURE TRUSTEE
                         UPON AN EVENT OF ACCELERATION

                 Section 5.01. Events of Acceleration. The following events shall constitute "Events of Acceleration" under this Indenture (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) an Event of Default, other than an Event of Default arising by reason of nonpayment of, or failure to perform with respect to, any Excluded Payment when due (subject to the cure rights of the Owner Participant and the Owner Trustee under Section 5.04);

                 (b) the Owner Trustee shall default in making any payment when due of principal of, Premium, if any, or interest on any Equipment Note and such default shall continue for more than 10 days after the same shall have become due and payable;

                 (c) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, to observe or perform any covenant or obligation required of it under the Indenture, or any failure by the Owner Trustee or the Owner Participant to observe or perform any covenant or obligation required of either of them pursuant to Section 7(c), 7(f), 7(g), 8(b)(vii) or 8(f) of the Participation Agreement, or, to the extent that the interest of the Indenture Trustee or any Holder of Outstanding Equipment Notes is materially and adversely affected by such failure, in Sections 4.01(a), 5.01 and 10.01 of the Trust Agreement if, but only if, such failure is not remedied within a period of 30 days after there has been given to the Owner Trustee (with a copy to the Owner Participant) or the Owner Participant, as the case may be, by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Acceleration" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Equipment Notes (with a copy to the Indenture Trustee); provided, however, that the Owner Trustee shall be given an additional 150 days to correct such failure if the Owner Trustee is diligently proceeding to correct such failure at the end of the original 30-day period and reasonably expects to correct such failure within such additional period; and provided further that no Event of Acceleration shall arise under this Section 5.01(c) solely as a result of a failure by the Owner Trustee or the Owner Participant to observe or perform any covenant contained in Section 7(c) or 8(f) of the Participation Agreement if Lessee shall have taken all action necessary to discharge all Lessor's Liens referred to in such Sections and shall have held the Indenture Trustee and the Indenture Estate harmless from all claims, losses and expenses arising from the failure of the Owner Trustee or the Owner Participant to observe and perform any such covenant;

                 (d) any failure by the Owner Trustee, in its individual capacity or as trustee, to observe or perform any other covenant or obligation of the Owner Trustee contained in the Participation Agreement, or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Participation Agreement which failure, in any case and either individually or together with other then existing failures, shall have a material adverse effect on the rights and interests of the Indenture Trustee or the Holders and is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Acceleration" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Equipment Notes; provided, however, that the Owner Trustee shall be given an additional 150 days to correct such failure if the Owner Trustee is diligently proceeding to correct such failure at the end of the original 30- day period and reasonably expects to correct such failure within such additional period;

                 (e) any material representation or warranty made by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant under the Participation Agreement, or by the Owner Trustee hereunder, or by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant in any document or certificate furnished to the Indenture Trustee in connection herewith or therewith or pursuant hereto or thereto, shall prove at any time to have been incorrect in any material respect as of the date made and such incorrectness shall continue unremedied for a period of 30 days after there has been given, by registered or certified mail, to the Owner Trustee and the Owner Participant by the Indenture Trustee, or to the Owner Trustee, the Owner Participant and the Indenture Trustee by the Holders of at least 25% in principal amount of Outstanding Equipment Notes, a written notice specifying such incorrectness and requiring it to be remedied and stating that such notice is a "Notice of Acceleration" hereunder; provided, however, that the Owner Trustee shall be given an additional 150 days to cure such inaccuracy if the Owner Trustee is diligently pursuing such cure at the end of the original 30-day period and reasonably expects such cure can be effected within such additional period;

                 (f) either the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction,
         (ii) make an assignment for the benefit of its creditors or (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property; provided that no Event of Acceleration shall arise under this Section 5.01(f) solely in the case of the Owner Participant if the Owner Participant provides an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, to the effect that such bankruptcy or insolvency of the Owner Participant shall not adversely affect the Indenture Trustee, the Indenture Estate or any Holder; or

                 (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, and any such order or petition is not dismissed or stayed within 90 days after the earlier of the entering of any such order or the approval of any such petition; provided that no Event of Acceleration shall arise under this Section 5.01(g) solely in the case of the Owner Participant if the Owner Participant provides an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, to the effect that such bankruptcy or insolvency of the Owner Participant shall not adversely affect the Indenture Trustee, the Indenture Estate or any Holder;

provided that any such Event of Acceleration shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied.

                 Notwithstanding any provision herein to the contrary, the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation of the Owner Trustee, in its individual capacity, shall not be an Event of Acceleration so long as the Owner Participant is diligently seeking to, and does replace the then existing Owner Trustee within sixty (60) days after the date of such Event of Acceleration, provided, however, the Owner Participant shall not be entitled to cure such an Event of Acceleration by replacing the then existing Owner Trustee, if the Indenture Trustee's rights in the Indenture Estate would, in the reasonable judgment of the Indenture Trustee, be impaired by the Owner Participant's replacing the then existing Owner Trustee.

                 Section 5.02. Acceleration; Rescission and Annulment. The Indenture Trustee shall provide notice to the Owner Participant within one Business Day of any failure by Lessee to make any payment of Basic Rent. If an Event of Acceleration occurs and is continuing, the Indenture Trustee may, and upon the direction of Holders of 25% aggregate principal amount of Equipment Notes Outstanding, subject to Section 5.04, declare by notice to the Owner Trustee and the Owner Participant the unpaid principal amount of all Equipment Notes then outstanding and accrued interest thereon to be due and payable. At any time after the Indenture Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable and prior to the sale of any of the Indenture Estate pursuant to this Article V, a Majority in Interest, by written notice to the Owner Trustee, Lessee and the Indenture Trustee, may rescind and annul such declaration and thereby annul its consequences if: (1) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Notes, and the principal of and premium, if any, on any Equipment Notes that have become due otherwise than by such declaration of acceleration, (2) the rescission would not conflict with any judgment or decree, and (3) all other Indenture Defaults and Events of Acceleration, other than nonpayment of principal or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.

                 Section 5.03.  Other Remedies Available to Indenture Trustee.
(a) After an Event of Acceleration shall have occurred and so long as such Event of Acceleration shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as assignee hereunder of the Lease or as legal title holder hereunder of each Item of Equipment or otherwise, may, and when required pursuant to the provisions of Article VI shall, exercise, subject to Sections 5.04 and 5.05, any or all of the rights and powers and pursue any and all of the remedies accorded to the Owner Trustee pursuant to Section 15 of the Lease and this Article V, may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all persons claiming under any of them wholly or partly therefrom.

                 (b) Subject to Sections 5.04 and 5.05, the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and either with or without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee and the Owner Participant (with a copy to Lessee) once at least 30 days prior to the date of such sale and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that notwithstanding any provision herein to the contrary, the Indenture Trustee shall not sell any of the Indenture Estate unless a declaration of acceleration has been made pursuant to Section 5.02. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Equipment Notes, or any interest therein, may bid and become the purchaser at any such sale. The Indenture Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. The Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien created under this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale or other title documents, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request. The Indenture Trustee agrees that the Owner Participant and the Owner Trustee shall each have the rights of a "debtor" under Section 9-505(2) of the Uniform Commercial Code and shall be entitled to receive the notice referred to therein.

                 (c) Subject to Sections 5.04 and 5.05, if an Event of Acceleration has occurred and is continuing, the Owner Trustee shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee shall be entitled, in a proceeding to which the Owner Trustee shall be a necessary party, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner Trustee or any other Person wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of any Item of Equipment pursuant to this Section 5.03(c). The Indenture Trustee may, but shall not be obligated to, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate, as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 5.03(c), such tolls, rents (including Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements thereto, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and, to the extent permitted by the Lease, of Lessee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, including this Section 5.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

                 If an Event of Acceleration occurs and is continuing and the Indenture Trustee shall have obtained possession of an Item of Equipment, the Indenture Trustee shall not be obligated to use or operate such Item of Equipment or cause such Item of Equipment to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Item of Equipment by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to such Item of Equipment and for public liability and property damage resulting from use or operation of such Item of Equipment and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

                 (d) Subject to Sections 5.04 and 5.05, the Indenture Trustee may proceed to protect and enforce this Indenture and the Equipment Notes by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Indenture or for the enforcement of any other legal or equitable remedy available under applicable law.

                 Section 5.04. Right to Cure; Option to Purchase; Etc. (a) Right to Cure. If Lessee shall fail to make any payment of Basic Rent under the Lease after the same shall become due, and if such failure of Lessee to make payment of Basic Rent shall not constitute the fourth or subsequent consecutive such failure or the seventh or subsequent cumulative such failure, then so long as no Event of Acceleration with respect to the Equipment Notes which is not an Event of Default shall have occurred and be continuing the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of a period of 10 Business Days (the "10-Business-Day Period") after the expiration of the 10-day grace period provided in the Lease (prior to the expiration of which 10-Business-Day Period the Indenture Trustee shall not declare the Lease in default or exercise any of the rights, powers or remedies), an amount equal to the full amount of such payment of Basic Rent (or, if less, the aggregate of all amounts then due and payable hereunder or to be paid from such payment of Basic Rent to any Person other than the Owner Trustee as certified by the Owner Participant to the Indenture Trustee and agreed by the Indenture Trustee), together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Event of Acceleration that arose from such failure of Lessee (but such cure shall not relieve Lessee of any of its obligations). If Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease, and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then as long as no other Event of Acceleration with respect to the Equipment Notes which is not an Event of Default shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the expiration of a period of 30 days (the "30-Day Period") after the expiration of the grace period provided with respect to such failure on the part of Lessee in the Lease (prior to the expiration of which 30-Day Period the Indenture Trustee shall not declare such Lease in default or exercise any of the rights, powers or remedies pursuant to the Lease or this Indenture), all sums necessary to effect the performance or observance of such covenant or agreement of Lessee, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Event of Acceleration with respect to the Equipment Notes that arose from such failure of Lessee (but such cure shall not relieve Lessee of any of its obligations). Upon any payment of Basic Rent by any Owner Participant or Owner Trustee in accordance with the second sentence of this
Section 5.04, or upon any payment of any other sums by any Owner Participant or Owner Trustee in accordance with the third sentence of this Section 5.04, such Owner Participant or Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee, as assignee under this Indenture of the Owner Trustee, or, in the case of any such payment in accordance with such third sentence, to the rights of the Indenture Trustee or such other Person, as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be (and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other Person, as aforesaid (but in each case only if all amounts of principal of, and Premium, if any, and interest at the time due and payable on, the Equipment Notes together with interest due thereon on account of the delayed payment thereof shall have been paid in full); provided that neither the Owner Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of Lessee pursuant to this Section 5.04 except by demanding of Lessee payment of such amount or by commencing an action against Lessee to require the payment of such amount pursuant to the Lease.

                 The Indenture Trustee shall provide notice to the Owner Participant and the Owner Trustee of any failure of Lessee to make any payment of Basic Rent under the Lease and any failure by Lessee to perform or observe any covenant, condition or agreement to be performed or observed by it under such Lease known by it promptly after such failure; provided that neither the 10-Day Period nor the 30-Day Period shall commence until such notice has been given. For all purposes of this Indenture, neither the Indenture Trustee nor the Owner Trustee shall be deemed to have knowledge of any fact unless one of its Responsible Officers shall have actual knowledge.

                 (b) Option to Purchase Equipment Notes. In the event that (i) at any time one or more Events of Acceleration shall have occurred and any such Event of Acceleration shall have continued for a period of 90 days or more (but less than a period of one year), during which time the Equipment Notes shall not have been accelerated pursuant to Section 5.02, or (ii) (x) the Equipment Notes shall have been accelerated pursuant to Section 5.02 or (y) at any time one or more Events of Acceleration shall have occurred and any such Event of Acceleration shall have continued for a period of one year or more, during which time the Equipment Notes shall not have been accelerated pursuant to Section 5.02, the Owner Trustee may, at its option, give notice to the Indenture Trustee that the Owner Trustee will redeem all Equipment Notes then Outstanding, which redemption shall be pursuant to clause (D) of Section 4.02 and concurrently with such notice, the Owner Trustee will deposit with the Indenture Trustee, whether or not an Event of Acceleration is then continuing, an amount sufficient to redeem at the applicable redemption price all Equipment Notes then Outstanding (including, in the case of a redemption pursuant to clause (i) of this Section 5.04(b), the estimated Premium) and to pay the Indenture Trustee all amounts then due it hereunder, which funds shall be held by the Indenture Trustee as provided in Section 7.04(a). Upon the receipt of such funds, the Indenture Trustee will terminate any foreclosure proceedings then in progress. If such notice is given, the Owner Trustee further agrees that it will deposit or cause to be deposited with the Indenture Trustee, on or prior to the Business Day preceding the applicable Redemption Date, whether or not an Event of Acceleration is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem at the applicable redemption price (including the Premium, if any, actually payable in respect thereof) on such Redemption Date all Equipment then Outstanding and to pay the Indenture Trustee all amounts then due it hereunder.

                 (c) Exercise of Remedies Under Lease. Anything in this Indenture to the contrary notwithstanding, the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Event of Acceleration which arises solely by reason of one or more events or circumstances which constitute an Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 15 of the Lease, provided that the requirement to exercise such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been for a continuous period in excess of 60 days, involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (provided that the foregoing proviso shall not be given effect in the following situations: (A) Lessee's agreement with the approval of the relevant court to perform the Lease in accordance with Section 1168(a) of the Bankruptcy Code or an extension with the consent of the Indenture Trustee of the 60-day period specified therein pursuant to Section 1168(b) of the Bankruptcy Code,
(B) Lessee's assumption with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (C) the Indenture Trustee's own failure to give any requisite notice to any Person), it being understood that references in this sentence to particular sections of the Bankruptcy Code as in effect on the date hereof shall include any substantially similar successor provisions.

                 Section 5.05. Rights of Lessee. Notwithstanding the provisions of this Indenture, including, without limitation, Section 5.03, so long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee shall take any action contrary to, or disturb, Lessee's, sublessee's or user's rights under the Lease, except in accordance with the provisions of the Lease, including, without limitation, (i) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (ii) Lessee's, sublessee's or user's rights to possession and use of, and of quiet enjoyment of, the Items of Equipment.

                 Section 5.06. Waiver of Existing Defaults. A Majority in Interest by notice to the Indenture Trustee on behalf of all Holders may waive any past default hereunder and its consequences, except a default: (i) in the payment of the principal of, Premium, if any, or interest on any Equipment Note, or (ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Equipment Note affected. Upon any such waiver, such default shall cease to exist, and any Event of Acceleration arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 Section 5.07. Remedies Cumulative. Each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or Lessee or to be an acquiescence therein.

                 Section 5.08. Waiver of Owner Trustee. To the extent now or at any time hereafter enforceable under applicable law, the Owner Trustee covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Owner Trustee acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Indenture, all benefit and advantage of any such law or laws, and covenants that it will not invoke or use any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section 5.08 shall be deemed to be a waiver by the Owner Trustee of its rights under Section 5.04.

                 The Indenture Trustee may maintain such a pleading, or, in any manner whatsoever, claim or take any benefit or advantage of or from any law now or hereafter in force even if it does not possess any of the Equipment Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Acceleration under this Indenture shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Acceleration.

                 Section 5.09. Control by Majority. (a) A Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the

Indenture Trustee or exercising any trust or power conferred on it by this Indenture. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of the Holders so affected, or that may subject the Indenture Trustee to personal liability.

                 (b) The Owner Trustee may pursuant to the direction and instruction of the Owner Participant by delivery of written notice (in the form of an Officer's Certificate) to the Indenture Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Such record date shall be the record date specified in such notice which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders holding the requisite proportion of certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the Equipment Notes outstanding shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

                 Section 5.10. Limitation on Suits by Holders of Equipment Notes. A Holder of an Equipment Note may pursue a remedy under this Indenture or thereunder only if:

                 (1) such Holder gives to the Indenture Trustee written notice of a continuing Event of Acceleration under this Indenture;

                 (2) the Holders of at least 25% in aggregate principal amount of the Equipment Notes outstanding make a written request to the Indenture Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be incurred by the Indenture Trustee in pursuing the remedy;

                 (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) during such 60-day period a Majority in Interest does not give the Indenture Trustee a direction inconsistent with the request.

                 A Holder of an Equipment Note may not use this Indenture to prejudice the rights of another Holder thereof or to obtain a preference or priority over another Holder.

                 Section 5.11. Rights of Holders of Equipment Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, Premium, if any, and interest on its Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 Section 5.12.  Indenture Trustee May File Proofs of Claim.
The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Holder allowed in any judicial proceedings relating to any obligor on the Equipment Notes, its creditors, or its property.

                 Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of an Equipment Note by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 5.13 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by a Holder for the enforcement of the payment of principal of or Premium, if any, or interest on such Equipment Note, on or after the respective due dates expressed in such Equipment Note, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of Equipment Notes.


                                   ARTICLE VI

                        DUTIES OF THE INDENTURE TRUSTEE

                 Section 6.01. Action upon Event of Acceleration. If any payments of Interim Interest or Basic Rent or payments of the principal or interest or Premium, if any, on the Equipment Notes due and payable on any Interest Payment Date shall not have been paid in full on such Interest Payment Date, the Indenture Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Owner Trustee, the Owner Participant and Lessee specifying the amount and nature of such deficiency in payment. In the event the Indenture Trustee shall have "actual knowledge" of an Event of Acceleration or an Indenture Default, the Indenture Trustee shall give prompt notice of such Event of

Acceleration or Indenture Default or condition to Lessee, the Owner Trustee, the Owner Participant and each Holder by telegram, telex, or telephone (to be promptly confirmed in writing). In the event the Owner Trustee shall have "actual knowledge" of an Event of Acceleration or an Indenture Default, the Owner Trustee shall give notice of such Event of Acceleration or Indenture Default in the same manner to Lessee, the Indenture Trustee, the Owner Participant and each Holder. Subject to the terms of Section 6.03, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Acceleration or Indenture Default as the Indenture Trustee shall be instructed in writing by a Majority in Interest. If the Indenture Trustee shall not have received instructions as above provided within 20 days after the mailing of notice of such Event of Acceleration or such Indenture Default to the Holders by the Indenture Trustee, the Indenture Trustee may, but shall not be obligated to, take such action, or refrain from taking such action, with respect to such Event of Acceleration or Indenture Default as it shall determine to be advisable in the best interests of the Holders. Any provision of this Section 6.01 to the contrary notwithstanding, the Indenture Trustee shall not declare the Lease to be in default solely in respect of (i) Lessee's failure to make any payment of Basic Rent after the same shall have become due, unless the 10-Day Period within which, pursuant to
Section 5.04(a), the Owner Participant or the Owner Trustee are entitled to cure such failure shall have expired, or (ii) Lessee's failure to perform or observe any of the covenants, conditions and agreements referred to in the second sentence of Section 5.04(a) within the grace period referred to in that sentence, unless the 10-Day Period within which, pursuant to Section 5.04(a), the Owner Participant or the Owner Trustee is entitled to cure such failure shall have expired. For all purposes of this Indenture, in the absence of "actual knowledge", neither the Owner Trustee nor the Indenture Trustee shall be deemed to have knowledge of an Event of Acceleration (except, in the case of the Indenture Trustee, the failure of Lessee to pay any installment of Basic Rent that is required to be paid directly to the Indenture Trustee within the 10 days after the same shall become due or the failure of Lessee to maintain insurance as required under Section 11 of the Lease if the Indenture Trustee shall receive notice thereof from an insurer or insurance broker) unless notified in writing by Lessee, the Owner Trustee, one or more Holders or the Owner Participant; and "actual knowledge" (as used in the foregoing clause) of the Owner Trustee or the Indenture Trustee shall mean actual knowledge of an officer in the Corporate Trust Administration of the Owner Trustee or the Corporate Trust Division of the Indenture Trust Division of the Indenture Trustee, as the case may be, without any duty to make any investigation with regard thereto.

                 Section 6.02. Action upon Instructions. Subject to the terms of Sections 6.01 and 6.03, upon the written instructions at any time and from time to time of a Majority in Interest, the Indenture Trustee shall take such of the following actions as may be specified in such instructions (subject to the rights of the other parties thereto, except to the extent assigned hereunder): (i) subject to and solely to the extent permitted by the terms hereof and of the Lease, give such notice, direction or consent, or exercise such right, remedy or power hereunder or under the Lease or in respect of any part or all of the Indenture Estate or take such other action as shall be specified in such instructions; and (ii) after an Event of

Acceleration shall have occurred and so long as such Event of Acceleration shall be continuing, approve as satisfactory to it all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in Interest the Indenture Trustee shall not take any action described in clauses (i) and (ii) above.

                 Upon (i) the expiration or earlier termination of the Lease Term with respect to any Item of Equipment under the Lease and after payment in full of the principal of and interest and premium, if any, on all Equipment Notes issued in respect of such Item of Equipment, or (ii) the refinancing of the Equipment Notes pursuant to Section 19 of the Participation Agreement; the Indenture Trustee shall in each case, upon the written request of the Owner Trustee and receipt by the Indenture Trustee of funds necessary to prepay the Equipment Notes required in connection with such termination or refinancing or to consummate such purchase, execute and deliver to, or as directed in writing by, the Owner Trustee an appropriate instrument (in due form for recording) furnished by the Owner Trustee or Lessee releasing such property from the Lien of this Indenture.

                 Section 6.03. Indemnification. (a) The Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first two sentences thereof), Section 6.02 or Article V if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 6.01 or 6.02 or Article V, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised in writing by independent counsel that such action is contrary to the terms hereof or of the Lease or the Participation Agreement, or is otherwise contrary to law.

                 (b) Each Holder may, but shall not be required to, participate in any indemnification of the Indenture Trustee given pursuant to paragraph (a) of this Section 6.03. Each Holder so participating shall be entitled to reimbursement for such participation in accordance with Article III.

                 Section 6.04. No Duties Except as Specified in Indenture or Instructions. The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Items of Equipment or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, the Lease, or the Participation Agreement, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of Section 6.01 or 6.02; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee. Each of the Owner Trustee and the Indenture Trustee nevertheless agrees, in its individual capacity, that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any liens or encumbrances on any part of the Indenture Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Indenture Estate, which result from claims against it in its individual capacity not related to the ownership of the Items of Equipment (in the case of the Owner Trustee), administration of the Indenture Estate (in the case of the Indenture Trustee) or any other transaction under this Indenture or the Trust Agreement or any document included in the Indenture Estate.

                 Section 6.05. No Action Except Under Lease, Indenture or Instructions. The Indenture Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Items of Equipment or other property constituting part of the Indenture Estate except (i) as required by the terms of the Lease and the Participation Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture, or (iii) in accordance with the express terms hereof or with written instructions pursuant to Section 6.01 or 6.02.

                 Section 6.06. Withholding Taxes. The Indenture Trustee, as agent for the Owner Trustee, shall exclude and withhold from each payment of principal, Premium, if any, and interest and other amounts due hereunder or under the Equipment Notes any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                 Section 6.07. Lessee's Right of Quiet Enjoyment. Notwithstanding any of the provisions of this Indenture to the contrary, so long as Lessee is in compliance with its obligations under the Lease (including applicable grace periods) and no Event of Default has occurred and is continuing unremedied, the Indenture Trustee will comply with Section 6 of the Lease to the same extent as if it were the Lessor under the Lease. Each Holder of an Equipment Note, by its acceptance thereof, consents in all respects to the terms of the Lease and agrees to the provisions of this Section 6.07.

                                  ARTICLE VII

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

                 Section 7.01. Acceptance of Trusts and Duties. The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or simple negligence in (i) the handling of funds or (ii) providing the notice to the Owner Participant required pursuant to Section 6.01) or breach of any of its representations or warranties set forth herein or in the Participation Agreement, or the performance of its obligations under the last sentence of
Section 6.04; and the Owner Trustee shall not be liable for any action or inaction of the Indenture Trustee and the Indenture Trustee shall not be liable for any action or inaction of the Owner Trustee. The Owner Trustee shall not be deemed a trustee for, or agent of, the Holders for any purpose.

                 Section 7.02. Absence of Duties. Except in accordance with written instructions or requests furnished pursuant to Section 6.01 or 6.02 and except as provided in, and without limiting the generality of, Section 6.04, the Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Lessee, including (i) to see to any registration of the Items of Equipment or any recording or filing of the Lease, or of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Items of Equipment or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to confirm, verify or inquire into the failure to receive any financial statements of Lessee or (iv) to inspect the Items of Equipment at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Items of Equipment. Notwithstanding the foregoing, the Indenture Trustee will furnish to any Holder so long as such Holder or its nominees shall hold any of the Equipment Notes, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture, to the extent that the same shall not have been furnished to the Indenture Trustee and the Holders pursuant to the Lease.

                 Section 7.03. No Representations or Warranties as to the Equipment or Documents. NEITHER THE OWNER TRUSTEE NOR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY NOR THE INDENTURE TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE ITEMS OF EQUIPMENT OR AS

TO THEIR TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE ITEMS OF EQUIPMENT WHATSOEVER, except that the Owner Trustee in its individual capacity hereby represents and warrants that on the Funding Date with respect to any Item of Equipment the Owner Trustee received whatever title was conveyed to it by Lessee and that the Items of Equipment shall be free of Lessor's Liens attributable to the Owner Trustee in its individual capacity, or
(ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, any Lease Supplement, or any Indenture Supplement or any other document or instrument or as to the correctness of any statement contained in any thereof (except as to the representations and warranties made by the Owner Trustee in its individual capacity as set forth in Section 8 of the Participation Agreement), except that
(x) the Owner Trustee and the Indenture Trustee each in its individual capacity hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (y) the Owner Trustee hereby in its individual capacity represents and warrants that State Street Bank and Trust Company of Connecticut, National Association, a national banking association, has the full power, authority and legal right under the laws of the United States of America to enter into and perform, in its individual capacity or as Owner Trustee, as the case may be, the Trust Agreement and, assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, pursuant thereto, this Indenture, the Participation Agreement and the Lease, and, assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the execution, delivery and performance of each of such documents have been duly authorized on the part of State Street Bank and Trust Company of Connecticut, National Association and of the Owner Trustee, as the case may be.

                 Section 7.04. No Segregation of Moneys; No Interest; Investments. (a) Subject to Section 7.04(b), no moneys received by the Indenture Trustee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holdings of trust funds as may be prescribed by law applicable to the Indenture Trustee, and, except as otherwise agreed by the Owner Trustee or the Indenture Trustee, as the case may be, neither the Owner Trustee nor the Indenture Trustee shall be liable for any interest thereon.

                 (b) Any amounts held by the Indenture Trustee pursuant to the express terms of this Indenture or the Lease and not required to be distributed as herein provided shall be invested and reinvested by the Indenture Trustee from time to time in Permitted Investments at the written direction and at the risk and expense of Lessee, except that in the absence of any such direction, such amounts need not be invested and reinvested and except that after a Lease Event of Default shall have occurred and be continuing, such amounts shall be so invested and reinvested by the Indenture Trustee in Indenture Investments and the Indenture Trustee shall hold any such Indenture Investments until maturity. Any net income or gain realized as a result of any such investments or reinvestment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same times, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held and if no Lease Event of Default shall have occurred and be continuing any excess shall be paid to Lessee. Any such Permitted Investments or Indenture Investments may be sold or otherwise reduced to cash (without regard to maturity date) by the Indenture Trustee whenever necessary to make any application as required by such provisions. The Indenture Trustee shall have no liability for any loss resulting from any such investment or reinvestment other than by reason of the willful misconduct or gross negligence of the Indenture Trustee.

                 Section 7.05. Reliance; Agents; Advice of Counsel. The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by an officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall furnish to the Owner Trustee upon request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Owner Trustee to perform its duties under Article II. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other skilled persons acting within such persons' area of competence (so long as the Indenture Trustee shall have exercised reasonable care in selecting such persons).

                 Section 7.06. Not Acting in Individual Capacity. The Owner Trustee and the Indenture Trustee each acts hereunder solely as trustee hereunder and, in the case of the Owner Trustee, under the Trust Agreement and not in its individual capacity unless otherwise expressly provided; and all Persons, other than the Holders to the extent expressly provided in this Indenture, having any claim against the Owner Trustee or the Indenture Trustee by reason of the transactions contemplated hereby shall, subject to the lien and priorities of payment as herein provided, look only to the Indenture Estate for payment or satisfaction thereof.

                 Section 7.07. No Compensation from Holders or Indenture Estate. The Owner Trustee and the Indenture Trustee agree that they shall have no right against the Holders or, in the case of the Indenture Trustee, except as provided in Sections 3.03 and 5.03, the Indenture Estate, for any fee as compensation for its services hereunder.

                 Section 7.08. Certain Limitations on Owner Trustee's and Indenture Trustee's Rights. Each of the Owner Trustee and the Indenture Trustee agree that it shall have no right against the Holders or the Indenture Estate (except in the case of the Indenture Trustee as expressly provided in Article III or Section 5.03) for any fee as compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liability which it may incur in the exercise and performance of such powers and duties but, on the contrary, shall look solely to Lessee for such payment and indemnification and that neither the Owner Trustee nor the Indenture Trustee shall have any lien on nor security interest in the Indenture Estate as security for such compensation, expenses, reasonable counsel fees, if any, disbursements and indemnification.


                                  ARTICLE VIII

                               SUCCESSOR TRUSTEES

                 Section 8.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all the business involving the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee, Lessee and the Holders of all Equipment Notes at the time outstanding.

                 Section 8.02.  Resignation of Indenture Trustee; Appointment
of Successor.  (a)      The resignation or removal of the Indenture Trustee and
the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section 8.02. The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, Lessee and the Holders. A Majority in Interest may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner Trustee, Lessee and the Indenture Trustee. In addition, Lessee, on behalf of the Owner Trustee, may remove the Indenture Trustee if: (i) the Indenture Trustee fails to comply with Section 8.02(c), (ii) the Indenture Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or public officer takes charge of the Indenture Trustee or its property or (iv) the Indenture Trustee becomes incapable of acting.

                 In the case of the resignation or removal of the Indenture Trustee, Lessee, on behalf of the Owner Trustee (or, in the case of removal, as its designee, Lessee, to the extent provided by Section 7(h) of the Participation Agreement) shall promptly appoint a successor Indenture Trustee, provided that a Majority in Interest may appoint, within one year after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed as provided above, and such successor Indenture Trustee appointed as provided above shall be superseded by the successor Indenture Trustee so appointed by a Majority in Interest. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Indenture Trustee gives notice of resignation as provided above, the retiring Indenture Trustee, Lessee, the Owner Trustee or a Majority in Interest may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided in the proviso to the fifth sentence of this paragraph (a) within one year from the date of the appointment by such court.

                 (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner Trustee and Lessee and to the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder.

                 (c) The Indenture Trustee shall be a bank or trust company having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

                 (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Indenture Trustee under this Indenture without further act.


                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS
                     TO THIS INDENTURE AND OTHER DOCUMENTS

                 Section 9.01. Supplemental Indentures. (a) Supplemental Indentures Without Consent of Holders. The Owner Trustee and the Indenture Trustee, at any time and from time to time, without notice to or the consent of any Holders, may enter into one or more indentures supplemental hereto for any of the following purposes:

                 (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the lien of this Indenture; or

                 (ii) to evidence the succession of another trustee to the Owner Trustee and the assumption by any such successor of the covenants of the Owner Trustee herein and in the Equipment Notes contained, or to evidence (in accordance with Article VIII) the succession of a new Indenture Trustee hereunder; or

                 (iii) to add to the covenants of the Owner Trustee, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Owner Trustee; or

                 (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder so long as any such action does not adversely affect the interests of the Holders.

                 (b) Supplemental Indentures with Consent of Majority in Interest. With the written consent of a Majority in Interest, the Owner Trustee (but only on the written request of the Owner Participant) may, and the Indenture Trustee, subject to Section 9.02, shall, at any time and from time to time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of Holders and of the Owner Trustee under this Indenture; provided, however, without the consent of each Holder of an Equipment Note affected thereby, no such supplemental indenture shall:

                 (1) change the final maturity of the principal of any Equipment Note, or change the dates or amounts of payment of any installment of the principal of or Premium, if any, or interest on any Equipment Note, or reduce the principal amount thereof or the Premium, if any, or interest thereon, or change to a location outside the United States the place of payment where, or the coin or currency in which, any Equipment Note or the Premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or Premium, if any, or interest on or after the date such principal or Premium, if any, or interest becomes due and payable; or

                 (2) create any lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by this Indenture except such as are permitted by this Indenture, or deprive any Holder of the benefit of the lien on the Indenture Estate created by this Indenture; or

                 (3) reduce the percentage in principal amount of the Equipment Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture, or of certain defaults hereunder and their consequences) provided for in this Indenture; or

                 (4) modify any provisions of this Section 9.01(b), except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Equipment Note affected thereby.

                 Section 9.02. Indenture Trustee Protected. If in the opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Section 9.01 adversely affects any right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture, the Participation Agreement or the Lease, the Indenture Trustee may in its discretion decline to execute such document. In executing or accepting any supplemental indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

                 Section 9.03. Request of Substance, Not Form. It shall not be necessary for the consent of the Holders under Section 9.01(b) to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. In executing or accepting any supplemental indenture, the Indenture Trustee that shall be entitled shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

                 Section 9.04. Documents Mailed to Holders. Promptly after the execution by the Indenture Trustee of any document entered into pursuant to
Section 9.01(b), the Indenture Trustee shall mail, by first-class mail, postage prepaid, a conformed copy thereof to each Holder at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.

                 Section 9.05.  Amendments, Waivers, Etc. of Other Documents.
(a) Without the consent of a Majority in Interest, the respective parties to the Participation Agreement, the Lease and the Trust Agreement may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of this Section
9.05 may be taken without the consent of the Holders.

                 (b)  Subject to the provisions of subsection (c) of this
Section 9.05, the respective parties to the Participation Agreement, the Lease and the Trust Agreement, at any time and from time to time without the consent of the Indenture Trustee or of any Holder may:

                 (1) so long as no Event of Acceleration shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this
         Section 9.05, the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as originally executed: the first sentence of Section 2, Section 3(a), the second paragraph of
         Section 3(b), Section 3(c), Section 3(d) (except insofar as it relates to address or account information), the first paragraph of Section 3(e) (other than the definition of Net Economic Return), Sections 4, 6, 8 (to the extent any provision therein refers to the Indenture Trustee), 9, 10, 11, 12, 13, 14, 15, 16, 18 and 22 and the fourth sentence of Section 27 (except that additional requirements may be imposed on Lessee's ability to terminate the Lease under Section 9 and additional insurance requirements may be imposed on Lessee under
         Section 11) and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection
         (b); provided that in the event an Event of Acceleration shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of "Lessor" thereunder; provided further that without the prior consent of the Owner Trustee, and whether or not an Event of Acceleration shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Sections 3, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 (only with respect to amendments and modifications thereof), 15 (only with respect to amendments and modifications thereof), 16, 18, 19, 20, 24, 25 and 26 of the Lease or to the extent such action shall affect the amount or timing of any amounts payable by Lessee under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which absent the occurrence and continuance of an Event of Acceleration will be distributable to the Owner Trustee under
         Article 3 or any other section of the Lease or if such action would increase any obligation of the Owner Trustee or the Owner Participant; and provided further that the parties to the Lease may take any such action without the consent of the Indenture Trustee or any Holder to the extent such action relates solely to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or Lessee's rights or obligations with respect to, Excluded Payments;

                 (2) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 9.05, the parties to the Trust Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Trust Agreement as originally executed: Sections 1.01, 2.01, 2.02, 3.01(f), 3.01(g), 4.01, 4.02,
         5.01, 5.02, 5.05, 6.01, 6.03, 6.07, 6.08, 7.01, 8.01, 9.01, 9.02,
         10.01, 11.01, 11.02, 11.03, 11.05 and 11.11;

                 (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this
         Section 9.05, the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as originally executed: Sections 2, 3, 6, 7, 8, 9, 11, 13, 14, 15, 16, 19, 20 and 21 (insofar as such Sections 6,
         7, 8, 9, 13, 15, 16 and 21 relate to the Indenture Trustee and the Holders) and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b) in each case only to the extent any such action shall adversely impact the interests of the Holders; and

                 (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the Holders.

                 (c) Anything in this Indenture to the contrary notwithstanding, no modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to Section 9.05(a) or 9.05(b), shall, without the consent of the Holder of each Outstanding Equipment Note affected thereby:

                 (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Interim Rent or Basic Rent, amounts payable pursuant to Section 26 of the Lease, amounts payable pursuant to the second sentence of Section 3(c) of the Lease, Stipulated Loss Value or Termination Value payable under, or as provided in, the Lease as originally executed, or reduce the aggregate amount of Stipulated Loss Value or Termination Value so that the same is less than the accrued interest on and principal of the Equipment Notes at the time Outstanding, or

                 (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release Lessee from its obligation in respect of payment of Interim Rent or Basic Rent, amounts payable pursuant to Section 26 of the Lease, amounts payable pursuant to the second sentence of Section 3(c) of the Lease, Stipulated Loss Value or Termination Value payable under, or as provided in, the Lease as originally executed, except for any such assignment pursuant to Section 11(d) of the Participation Agreement, and except as provided in the Lease as originally executed.


                                   ARTICLE X

              ASSUMPTION OF OBLIGATIONS OF OWNER TRUSTEE BY LESSEE

                 Section 10.01. Assumption of Obligations of Owner Trustee by Lessee. Upon the purchase by Lessee of all of the Items of Equipment pursuant to Section 20 of the Lease or upon the termination of the Lease with respect to all of the Items of Equipment pursuant to Section 8(a) thereof, Lessee may, in lieu of redemption of the Equipment Notes, assume all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Equipment Notes in accordance with the provisions of Section 20 of the Participation Agreement. Such assumption will take place on the date that Lessee purchases the Items of Equipment or the Owner Participant's beneficial interest in the Indenture Estate or on the

Termination Date, as applicable (such date being referred to hereinafter as the "Assumption Date"). Such assumption of the Equipment Notes shall be on the following terms and conditions:

                 (a) Lessee shall have delivered to the Indenture Trustee an Officer's Certificate, dated the Assumption Date, stating that Lessee has paid to the Owner Trustee all amounts required to be paid to the Owner Trustee pursuant to the Lease or all amounts to be paid to the Owner Participant pursuant to the Participation Agreement, as the case may be, in connection with such purchase and assumption;

                 (b) no Potential Default or Event of Acceleration with respect to the Equipment Notes after giving effect to the supplement delivered pursuant to clause (e) below shall have occurred and be continuing immediately subsequent to such assumption and the Indenture Trustee shall have received from Lessee an Officer's Certificate, dated the Assumption Date, to such effect;

                 (c) the Indenture Trustee shall have received, on or prior to the Assumption Date, evidence of all filings, recordings and other action referred to in the Opinion or Opinions of Counsel referred to below;

                 (d) the Indenture Trustee shall have received an Opinion or Opinions of Counsel for Lessee, dated the Assumption Date, which without unusual qualification shall be to the effect that, after giving effect to the supplement referred to in clause (e) below:

                            (i) this Indenture constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Indenture inadequate for the practical realization of the rights and benefits provided for in this Indenture;

                           (ii) the Lien of this Indenture on all Items of Equipment constitutes a fully-perfected Lien and all filing, recording or other action (specifying the same) necessary to perfect and protect the Lien of this Indenture with respect to such Items of Equipment has been accomplished; and

                           (iv) the Indenture Trustee is entitled to the benefits of 11 U.S.C. Section 1168 with respect to the Items of Equipment; and

                 (e) the Indenture Trustee shall have received and executed a supplement to this Indenture giving effect to such assumption satisfactory to the Indenture Trustee and the Owner Trustee dated the Assumption Date and duly executed by Lessee and the Owner Trustee;

then, automatically and without the requirement of further action by any Person, effective as of such Assumption Date, the Owner Trustee shall be released from all of its obligations under this Indenture or otherwise (other than any obligations or liabilities of such Owner Trustee in its individual capacity incurred on or prior to the applicable Assumption Date or arising out of or based upon events occurring on or prior to such Assumption Date, which obligations and liabilities shall remain the sole responsibility of such Owner Trustee).


                                   ARTICLE XI

             SATISFACTION AND DISCHARGE; TERMINATION OF OBLIGATIONS

                 Section 11.01. Satisfaction and Discharge of Indenture; Termination of Obligations. This Indenture shall cease to be of further effect, and the Owner Trustee and the Indenture Trustee shall be deemed to have been discharged from their respective obligations with respect to the Equipment Notes (and the Indenture Trustee, on demand and at the expense of the Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture in respect of the Equipment Notes), when

                 (a) either (i) all Equipment Notes theretofore executed and delivered (other than Equipment Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or exchanged as provided in Section 2.07) have been delivered to the Indenture Trustee; or (ii) all Equipment Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable (whether upon stated maturity or as a result of redemption), or will become due and payable (including as a result of a redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of the deposit mentioned below) at maturity within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Equipment Notes not theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, an amount sufficient to discharge such indebtedness, including the principal of and interest and Premium, if any, on such Equipment Notes to the date of such deposit (in the case of Equipment Notes which have become due and payable), or to the maturity thereof or Redemption Date therefor, as the case may be;

                 (b) all other amounts then due and payable hereunder have been paid; and

                 (c) the Owner Trustee has caused the Company to deliver to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to the Equipment Notes contemplated by this Section 11.01 have been complied with.

                 Section 11.02.  Survival of Certain Obligations.
Notwithstanding the provisions of Section 11.01, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.11 and the rights, duties, immunities and privileges hereunder of the Indenture Trustee shall survive.

                 Section 11.03. Monies to Be Held in Trust. All monies deposited with the Indenture Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Equipment Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Indenture Trustee may determine, to the Holders of all sums due and to become due thereon for principal, interest and Premium, if any, but such money need not be segregated from other funds except to the extent required by law.

                 Section 11.04. Monies to be Returned to Owner Trustee. The Indenture Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee upon its written request any monies held by them at any time that are not required for the payment of the principal of and Premium, if any, and interest on the Equipment Notes for which such monies have been deposited pursuant to Section 11.01.


                                  ARTICLE XII

                                 MISCELLANEOUS

                 Section 12.01. No Legal Title to Indenture Estate in Holders. No holder of an Equipment Note shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

                 Section 12.02. Sale of Equipment by Indenture Trustee is Binding. Any sale or other conveyance of the Items of Equipment by the Indenture Trustee made pursuant to the terms of this Indenture or the Lease shall bind the Holders, the Owner Trustee and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders in and to the Items of Equipment. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

                 Section 12.03. Discontinuance of Proceedings. In case the Indenture Trustee shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Owner Participant, the Indenture Trustee and Lessee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceeding had been undertaken (but otherwise without prejudice).

                 Section 12.04. Indenture and Equipment Notes for Benefit of Owner Trustee, Indenture Trustee, Owner Participant and Holders Only. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than the Owner Trustee (individually and as trustee), the Indenture Trustee, the Owner Participant (as set forth herein), Lessee and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture or any Equipment Note.

                 Section 12.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in writing, and shall become effective when deposited in the United States mail, with proper postage for first class registered or certified mail prepaid, when delivered personally, or, if promptly confirmed by mail as provided above, when dispatched by telegram or other written telecommunication addressed

                 (i)      if to the Owner Trustee, to:
                          Meridian Trust Company
                          35 North Sixth Street
                          Reading, Pennsylvania  19601
                          Attn:  Corporate Trust Administration
                          Telecopy No.:  (610) 655-1349
                          Confirmation No.:  (610) 655-1348

                 (ii)     if to the Indenture Trustee, to:
                          Wilmington Trust Company
                          Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware  19890-0001
                          Attn:  Corporate Trust Administration
                          Telecopy No.:  (302) 651-8882
                          Confirmation No.:  (302) 651-1000

                 (iii)    if to the Pass Through Trustee, to:
                          Wilmington Trust Company
                          Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware  19890-0001
                          Attn:  Corporate Trust Administration
                          Telecopy No.:  (302) 651-8882
                          Confirmation No.:  (302) 651-1000

                 (iv)     if to Lessee, to:

                          Consolidated Rail Corporation
                          2001 Market Street
                          Philadelphia, Pennsylvania  19101-1425
                          Attn:  Director-Financing
                          Telecopy No.:  (215) 209-5346
                          Confirmation No.:  (215) 209-5309

                 (v)      if to the Owner Participant, to:

                          J. P. Morgan Interfunding Corp.
                          60 Wall Street
                          New York, New York  10260
                          Attn:  Document Administration
                          Telecopy No.:  (212) 648-5101
                          Confirmation No.:  (212) 648-6022

                 (vi) if to any of the foregoing Persons, at such other address as such Person shall from time to time designate by written notice to the other parties hereto in accordance with this Section 12.05.

                 Notwithstanding the foregoing provisions, for purposes of Sections 5.01, 5.02, 6.01 and 6.02, written notice shall be deemed given when it is in fact received (by mail or otherwise) by any addressee at the respective addresses specified above.

                 Notwithstanding any other provision hereof, if an installment of Basic Rent or any payment of principal of, Premium, if any, and interest on the Equipment Notes is not received by the Indenture Trustee when due, the Indenture Trustee shall on the next succeeding Business Day use its reasonable best efforts to give immediate written notice by telephone (confirmed in writing) to the Owner Trustee, each Holder, the Owner Participant and Lessee, which shall be effective when given.

                 Section 12.06. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any inconsistency or conflict between any provision of this Indenture and any provision of the Trust Agreement, such provision in this Indenture shall govern and control.

                 Section 12.07. Separate Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

                 Section 12.08. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, and the Indenture Trustee and its successors and permitted assigns, and each Holder, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder.

                 Section 12.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 12.10. Governing Law. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK.

                 Section 12.11. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Owner Participant, the Owner Trustee or the Indenture Trustee or any affiliate of the Owner Participant, the Owner Trustee or the Indenture Trustee may enter into commercial banking or other financial transactions, and conduct banking or other commercial relationships, with Lessee, any Holder or the Indenture Trustee (in its individual capacity or otherwise) or the Owner Trustee (in its individual capacity or otherwise) fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers or attorneys-in-fact, as the case may be, thereunto duly authorized, as of the day and year first above written.

                                        WILMINGTON TRUST COMPANY,
                                        as Indenture Trustee



                                        By: /s/ Carolyn C. Daniels
                                        -----------------------------------
                                        Title:  Assistant Vice President




                                        MERIDIAN TRUST COMPANY,
                                        not in its individual capacity except
                                        as set forth in Section 7.03, but
                                        solely as Owner Trustee



                                        By:/s/ Stephen J. Kaba
                                        -----------------------------------
                                        Title: Vice President

                                                                       Exhibit A
                                          Trust Indenture and Security Agreement


                             FORM OF EQUIPMENT NOTE

                              8.45% EQUIPMENT NOTE

 (Secured by, among others, Lease obligations of Consolidated Rail Corporation)

                           Issued in Connection with
                         certain Railroad Rolling Stock

No. ____________________
$___________________________                               ______________, ____

MERIDIAN TRUST COMPANY, not in its individual capacity, but solely as owner trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement, dated as of December 22, 1994, as from time to time supplemented and amended (herein called the "Trust Agreement"), between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant", hereby promises to pay to ______________________________ or registered assigns, the principal sum of $_________ in lawful currency of the United States of America, in installments payable on the dates set forth in Exhibit A hereto, commencing July 2, 1996 and thereafter to and including July 2, 2014, each such installment to be in an amount equal to the corresponding percentage (if any) of the remaining principal amount hereof set forth in Exhibit A hereto, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be due and payable, payable on July 2, 1995, and on each January 2 and July 2 thereafter to the maturity date hereof at the rate of 8.45% per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest on any overdue principal shall be paid from the due date thereof at the rate of interest applicable to this Equipment Note, payable on demand. No interest shall be payable under this Equipment Note on any overdue interest or Premium, if any, hereon.

All payments of principal and interest and Premium, if any, to be made hereunder and under the Trust Indenture and Security Agreement, dated as of December 22, 1994, as from time to time amended and supplemented (herein called the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), between the Owner Trustee and WILMINGTON TRUST COMPANY, as Indenture Trustee thereunder for the Holder of this Equipment Note and the Holders of other Equipment Notes outstanding thereunder (herein in such capacity called the "Indenture Trustee"), shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III of the Indenture. Each Holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Holder hereof as provided in the Indenture and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the Holder hereof for any amount payable under this Equipment Note or the Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

Payments with respect to the principal amount hereof, Premium, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal Corporate Trust Administration office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and, except for the last payment of principal hereof, without any presentment or surrender of this Equipment Note. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

Each Holder hereof, by its acceptance of this Equipment Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued but unpaid interest on this Equipment Note then due, second, to the payment of the unpaid principal amount of this Equipment Note then due, and third, to the payment of any Premium then due.

This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture. The Items of Equipment purchased on the date hereof is being held as part of the Indenture Estate by the Indenture Trustee as security for this Equipment Note. Reference is hereby made to the Indenture for a statement of rights of the Holder of, and the nature and extent of the security for, this Equipment Note, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Equipment Note.

This Equipment Note is not subject to redemption or prepayment except as provided in Sections 2.09, 3.02, 3.03 and Article IV of the Indenture. This Equipment Note is subject to purchase by the Owner Participant as provided in
Section 5.04(b) of the Indenture. The Holder hereof, by its acceptance of this Equipment Note, agrees to be bound by said provisions.

This Equipment Note is a registered Equipment Note and is transferable, as provided in the Indenture, only upon surrender of this Equipment Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered Holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered Holder of this Equipment Note as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT. THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Note to be executed by one of its authorized officers as of the date hereof.


                                        MERIDIAN TRUST COMPANY,
                                        not in its individual capacity, but
                                        solely as Owner Trustee


                                        By:
                                           ---------------------------------

                  [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF
                                AUTHENTICATION]


                 This is one of the Equipment Notes referred to in the within-mentioned Indenture.

                                        WILMINGTON TRUST COMPANY, as
                                        Indenture Trustee


                                        By:
                                           ------------------------------
                                           Authorized Signatory

                  [Here insert Annex A, Amortization Schedule]

                                                                       Exhibit B
                                          Trust Indenture and Security Agreement





                         TRUST INDENTURE SUPPLEMENT NO.

                         Dated as of December 22, 1994

                                       of

                            MERIDIAN TRUST COMPANY,
                                as Owner Trustee





- ------------------------------------------------------------------------------

         Filed with the Interstate Commerce Commission pursuant to 49 U.S.C.
Section 11303 on December ___, 1994 at _____ _.M. Recordation Number ______ and deposited in the Office of the Registrar General of Canada pursuant to
Section 90 of the Railway Act of Canada on December __, 1994, at _____ _.M.

                      TRUST INDENTURE SUPPLEMENT NO. ____




                 This INDENTURE SUPPLEMENT No. ___, dated as of December 22, 1994 (this "Indenture Supplement") of MERIDIAN TRUST COMPANY, a Pennsylvania trust company, not in its individual capacity but solely as trustee (the "Owner Trustee") under the Trust Agreement, dated as of December 22, 1994 (the "Trust Agreement"), between the Owner Trustee in its individual capacity and J.P. Morgan Interfunding Corp., a Delaware Corporation, as Owner Participant;


                              W I T N E S S E T H:

                 WHEREAS, the Trust Indenture and Security Agreement, dated as of December 22, 1994 (the "Indenture"), between the Owner Trustee and Wilmington Trust Company, a Delaware banking corporation, as Indenture Trustee (the "Indenture Trustee"), provides for the execution and delivery of supplements thereto (individually, an "Indenture Supplement" and, collectively, "Indenture Supplements") substantially in the form hereof which shall particularly describe the Items of Equipment (such term and other terms defined in the Indenture referred to below being used herein as therein defined) included in the property covered by the Trust Agreement, by having attached thereto a copy of the Lease Supplement covering the Items of Equipment and shall specifically mortgage the Items of Equipment to the Indenture Trustee; and

                 WHEREAS, the Indenture relates to the Items of Equipment described in the copy of Schedule 1 to the Lease Supplement of even date attached hereto and made a part hereof;

                 NOW, THEREFORE, in order to secure the prompt payment of the principal of, and Premium, if any, and interest on each Equipment Note issued on the date hereof and outstanding under the Indenture and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions in the Indenture for the benefit of the Holders of the Equipment Notes in such Equipment Notes, subject to the terms and conditions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture and of the acceptance of such Equipment Notes by the Holders thereof, and of the sum of $1.00 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee (i) has sold, assigned, transferred, pledged and confirmed, and does hereby sell, assign, transfer, pledge and confirm, the property comprising the Items of Equipment described in the copy of the Lease Supplement attached hereto and (ii) has sold, assigned, transferred and set over, all of the right, title and interest of the Owner Trustee under, in and to the Lease Supplement of even date herewith (excluding, however, any rights to Excluded Payments thereunder), referred to above, to the Indenture Trustee, its successors and assigns, in the trust created by the Indenture for the benefit of the Holders from time to time of the Equipment Notes.

                 To have and to hold all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Holders from time to time of the Equipment Notes issued on the date hereof and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

                 This Supplement shall be construed as supplemental to the Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                 This Supplement is being delivered in the State of New York.

                 This Supplement may be executed by the Owner Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

                 AND FURTHER, the Owner Trustee hereby acknowledges that the Items of Equipment referred to in the aforesaid Lease Supplement attached hereto and made a part hereof has been purchased by to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge or mortgage thereof under the Indenture.

                 IN WITNESS WHEREOF, the Owner Trustee has caused this Indenture Supplement to be duly executed by one of its duly authorized officers, as of the day and year first above written.


                                      MERIDIAN TRUST COMPANY,
                                      not in its individual capacity,
                                      but solely as Owner Trustee



                                      By:
                                         -----------------------------------
                                         Name:
                                         Title: